UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

Freedom Capital Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Custody Agreement

On February 10, 2017, First Capital Investment Corporation (f/k/a Freedom Capital Corporation) (the “Company”) entered into a custody agreement (the “Custody Agreement”) with Millennium Trust Company, LLC (the “Custodian”). Under the Custody Agreement, the Custodian will hold securities, loans, cash, and other assets on the Company’s behalf. The Custody Agreement can be terminated by either party upon 90 days’ written notice.

The material terms of the Custody Agreement are qualified in their entirety by the Custody Agreement incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to Investment Advisory and Administrative Services Agreement and Related Letter Agreement

On February 10, 2017, following approval from the Company’s board of directors, including a majority of the Company’s independent directors, and the Company’s stockholders, the Company entered into Amendment No. 2 to the Investment Advisory and Administrative Services Agreement (the “Amendment”) with FCIC Advisors LLC (f/k/a Freedom Capital Investment Advisors LLC) (the “Adviser”) to: (i) increase from 1.5% to 2.0% the amount of organization and offering expenses incurred in the Company’s offering that will be borne by the Company; and (ii) increase the quarterly and annual hurdle rate from 1.375% and 5.5%, respectively, to 1.75% and 7.0%, that must be met before the Adviser can receive quarterly income incentive fees.

In addition, on February 10, 2017, the Adviser executed a letter agreement with the Company (the “Letter Agreement”) pursuant to which the Adviser agreed to waive all capital gains incentive fees earned until such time as the amount of foregone fees equals the aggregate amount of selling commissions, dealer manager fees and organization and offering expenses paid by stockholders in the Company’s offering.

The material terms of the Amendment are qualified in their entirety by the Amendment incorporated by reference as Exhibit 10.2 to this Current Report on Form 8-K and the material terms of the Letter Agreement are qualified in their entirety by the Letter Agreement incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 16, 2017, the Company commenced material operations by satisfying the terms of the Minimum Offering Requirement as defined in the Company’s prospectus. The terms of the Minimum Offering Requirement required the Company to deposit all subscription proceeds in escrow pursuant to the terms of the Company’s amended and restated escrow agreement with UMB Bank, N.A., until the date that the Company received subscriptions aggregating at least $1,000,000 in shares of the Company’s common stock, including subscriptions from the Company’s directors, officers and affiliates and the Adviser. As of February 16, 2017, the Company had accepted investors’ subscriptions for and issued 247,752.5 shares of the Company’s common stock in its public offering, resulting in gross offering proceeds of approximately $2,475,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Custody Agreement by and between Millennium Trust Company and First Capital Investment Corporation, dated February 10, 2017 (incorporated by reference to Exhibit (k)(7) filed with Post-effective Amendment No. 3 to the Company’s Registration Statement on Form N-2 filed on February 10, 2017).

10.2	Amendment No. 2 to the Investment Advisory and Administrative Services Agreement by and between First Capital Investment Corporation and FCIC Advisors LLC, dated February 10, 2017 (incorporated by reference to Exhibit (g)(3) filed with Post-effective Amendment No. 3 to the Company’s Registration Statement on Form N-2 filed on February 10, 2017).

10.3	Letter Agreement between First Capital Investment Corporation and FCIC Advisors LLC, dated February 10, 2017 (incorporated by reference to Exhibit (g)(4) filed with Post-effective Amendment No. 3 to the Company’s Registration Statement on Form N-2 filed on February 10, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital Investment Corporation

Dated: February 16, 2017	By:	/s/ Jeffrey McClure
	Name:	Jeffrey McClure
	Title:	President, Chief Executive Officer and Director